EXHIBIT 99.1

Jack Henry Analyst Contact:	Jack Henry IR Contact:
Kevin D. Williams	Jon Seegert
Chief Financial Officer	Investor Relations
417.235.6652	417.235.6652

FOR IMMEDIATE RELEASE

JACK HENRY & ASSOCIATES TO ACQUIRE PEMCO TECHNOLOGIES

- Acquisition Strategically Expands Jack Henry & Associates' Market Presence and Potential in Payments Industry -

Monett, Mo. - October 29, 2009 - Jack Henry & Associates, Inc. (Nasdaq: JKHY), a leading provider of integrated technology solutions and data processing services for financial institutions, today announced the acquisition of Washington-based Pemco Technologies, a wholly owned subsidiary of PEMCO Corporation and one of the nation's leading providers of payment processing solutions primarily for the credit union industry. Terms of the transaction were not disclosed.

Pemco Technologies' products and services include credit signature processing; debit signature processing; PIN-based processing; ATM services; cardholder awards programs; fraud management, detection, and prevention solutions; personalized cards; and prepaid card programs. These payment-related products and services are currently supporting approximately 235 financial institution customers.

According to Jack Prim, CEO of Jack Henry & Associates, "This acquisition supports our expansion in the growing electronic payments industry with solid credit card solutions that complement the broad array of ATM and debit card solutions we already provide through our jhaPassPort product suite. This acquisition also expands our presence in the credit union space and enables us to broaden our reach outside our core client base. We can sell these solutions to any credit union, regardless of core processing system, that has an in-house credit card program and needs a third-party gateway service to pass credit card transactions to Visa and MasterCard for processing. We are excited about the sales opportunities that we believe exist with a richer product offering that supports the growing electronic payments segment of the financial services industry."

Kevin Williams, CFO of Jack Henry & Associates, said, "Acquiring Pemco Technologies supports our strategy to buy companies with proven solutions that complement our existing product offering and that have a corporate culture that like ours is dedicated to providing high quality technology solutions and excellent customer service. This acquisition will generate cross-sale opportunities among our respective client bases and generate new sales opportunities with financial institutions outside our core client base. We expect this acquisition to be slightly accretive in the first full year and improve beyond that as we recognize the full impact of operational synergies."

PEMCO Corporation elected to divest this business line in order to strategically focus on its primary insurance business which encompasses life, home, auto, and boat insurance offerings.

This transaction will be discussed during Jack Henry & Associates' upcoming first quarter fiscal 2010 earnings conference call scheduled for November 4, 2009 beginning at 7:45 a.m. Central (8:45 a.m. Eastern). The Webcast can be accessed on the company's Web site at www.jackhenry.com. Please log on approximately 10 minutes prior to the beginning of the call. An archived replay of the call will be available on www.jackhenry.com approximately one hour after the live call.

About Pemco Technologies

Pemco Technologies provides innovative payment solutions to the financial industry including credit signature processing, debit signature processing, PIN-based processing, ATM services including one of the largest surcharge-free ATM networks, 24 X 7 credit and debit fraud management/detection/prevention, cardholder awards programs, card portfolio profitability programs, prepaid card solutions, CreataCard personalized photo cards, card manufacturing and personalization, merchant programs, Web-based system access, chargeback processing, instant issue and activation, daily settlement, and 100 percent of interchange income paid daily. Pemco is SAS 70 and PCI compliant. Award-winning reliability and renowned customer service make Pemco one of the nation's top payment solutions companies. Additional information is available at www.pemcotech.com.

About Jack Henry & Associates, Inc.

Jack Henry & Associates, Inc. (Nasdaq: JKHY) is a leading provider of computer systems and ATM/debit card/ACH transaction processing services primarily for financial services organizations. Its technology solutions serve more than 9,800 customers nationwide, and are marketed and supported through three primary brands. Jack Henry Banking™ supports banks ranging from de novo to mid-tier institutions with information processing solutions. Symitar™ is the leading provider of information processing solutions for credit unions of all sizes. ProfitStars® provides highly specialized products and services that enable financial institutions of every asset size and charter, and diverse corporate entities to mitigate and control risks, optimize revenue and growth opportunities, and contain costs. Additional information is available at www.jackhenry.com.

Statements made in this news release that are not historical facts are forward-looking information. Actual results may differ materially from those projected in any forward-looking information. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. Additional information on these and other factors, which could affect the Company's financial results, are included in its Securities and Exchange Commission (SEC) filings on Form 10-K, and potential investors should review these statements. Finally, there may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from any forward-looking information.